Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Ozaukee Bank:

We consent to the use of our report dated February 28, 2006, with respect to the consolidated balance sheet of Ozaukee Bank as of December 31, 2005 and the related consolidated statements of income, stockholders’ equity and cash flows for the years ended December 31, 2005 and 2004, included herein and to the reference to our firm under the heading “Experts” in the prospectus

Milwaukee, Wisconsin

October 10, 2007